                                   Exhibit (i)
                               Nixon Peabody LLP
                               101 Federal Street
                              Boston, MA 02110-1832
                                 (617) 345-1000
                               Fax: (617) 345-1300
                           http://www.nixonpeabody.com


                                                     May 16, 2001


Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC 20549

J.P. Morgan Series Trust
1211 Avenue of the Americas
New York, New York 10036


         Re:      J.P. Morgan Series Trust
                  JPMorgan Global High Yield Bond Fund
                  JPMorgan Disciplined Equity Value Fund
                  --------------------------------------

Ladies and Gentlemen:

         We have acted as special Massachusetts counsel to J.P. Morgan Series Trust, a Massachusetts business trust (the "TRUST"), currently consisting of a number of separate series, including the JPMorgan Global High Yield Bond Fund (the "BOND FUND") and JPMorgan Disciplined Equity Value Fund (the "EQUITY FUND"; and collectively with the Bond Fund, the "FUNDS"), on various matters. This opinion is being provided to you with reference to the Class A, B, C, Select and Institutional Shares, each par value $.001 per share, of the Bond Fund (the "BOND SHARES"), and the Select and Institutional Shares, each par value $.001 per share, of the Equity Fund (the "EQUITY SHARES"; collectively with the Bond Shares, the "SHARES"), to be offered and sold pursuant to a Registration Statement on Form N-1A (registration no. 333-11125 and 811-07795) filed by the Trust with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "REGISTRATION STATEMENT").

         We have reviewed, insofar as it relates or pertains to the Fund, the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and other instruments as we have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to original documents of all copies submitted to us for our review.

Securities and Exchange Commission
May 16, 2001
Page 2




         Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued and sold in accordance with the Trust's Declaration of Trust and the Registration Statement, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ Nixon Peabody LLP
                                              ---------------------
                                              NIXON PEABODY LLP